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                                                                  EXHIBIT 10.27


                            NON-COMPETITION AGREEMENT


          NON-COMPETITION AGREEMENT(hereinafter called the "Agreement"), dated as of May __, 1997, among WESTFIELD AMERICA, INC., a Missouri corporation (the "Company"), FRANK P. LOWY, DAVID H. LOWY, PETER S. LOWY and STEVEN M. LOWY (collectively, the "Lowy Family").

                                    RECITALS

          WHEREAS, the Company is in the business of owning, operating, leasing, developing, redeveloping and acquiring shopping centers and powers centers (collectively, the "Centers") in the United States;

          WHEREAS, the Lowy Family and interests associated with the Lowy Family currently have significant ownership interests and significant management involvement in the operations of Westfield Holdings Limited, an Australian corporation ("WHL", and together with its subsidiaries, the "Westfield Group"), and WHL is a shareholder of the Company; and

          WHEREAS, the Company plans to undertake an initial public offering (the "Public Offering") of shares of common stock, par value $.01 per share (the "Common Stock"), and, in connection therewith, the Lowy Family has agreed to enter into certain restrictive covenants on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

          1. NON-COMPETITION. Each member of the Lowy Family shall not, directly or indirectly, acquire any ownership interest in shopping center properties or power centers in the United States (a "Competitive Business") or own an interest in, as a partner, member, stockholder, co-venturer or otherwise, any corporation, company, partnership, firm, association, enterprise or other entity that owns any ownership interest in a Competitive Business, PROVIDED that nothing contained in this Section 1 shall prohibit or restrain any member of the Lowy Family from (a) owning any interest in WHL (which is the owner of Garden State Plaza Shopping Center in Paramus, New Jersey) or Westfield America
Trust, an Australian public property trust organized under the laws of New
South Wales, (b) acquiring shares of

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capital stock or other equity interests in any entity where such shares or interests represent a minority interest of 5% or less of such entity's outstanding capital stock or equity interests, PROVIDED that such entity is not controlled by members of the Lowy Family or WHL or any of its subsidiaries and employees of the Westfield Group do not serve as an executive officer, director, manager or advisor to such entity, (c) acquiring indebtedness of any person, (d) acquiring by asset purchase, stock purchase, merger, consolidation or otherwise of any corporation, partnership or other business entity partially engaged in the Competitive Business, PROVIDED that such activities relating to the Competitive Business do not exceed 5% of the revenues or net equity of such entity or such entity disposes of such Competitive Business within one year of such acquisition, or (e) acquiring
any interest in airport projects or the retail portions thereof.   The
non-compete covenants contained in this Agreement shall only apply to the members of the Lowy Family for so long as (i) any member of the Westfield Group is the Advisor (as defined in the Advisory Agreement, dated as of July 1, 1996, as amended, between the Company and the Advisor) and the Manager (as defined in the Management Agreements, dated as of July 1, 1996, as amended, between the Company and/or its affiliates and the Manager) of any of the Centers, and (ii) interests associated with the Lowy Family have significant ownership interests and significant management involvement in the operations of WHL.

          2. NOTICES. All notices, requests, demands and other communications made in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing and shall be (a) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or
(b) transmitted by hand delivery or telecopy, addressed as follows:

          (i)   if to the Company, to:

                   Westfield America, Inc.
                   11601 Wilshire Boulevard
                   Los Angeles, California  90025
                   Telecopy:   (310) 444-9071
                   Telephone:  (310) 445-2406
                   Attention:  Co-President

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                   with a copy to:

                   Debevoise & Plimpton
                   875 Third Avenue
                   New York, New York  10022
                   Telecopy:   (212) 909-6836
                   Telephone:  (212) 909-6000
                   Attention:  Barry Mills, Esq.

          (ii)  if to any member of the Lowy Family, to such member at:

                   Level 24 Westfield Towers
                   100 William Street
                   Sydney, NSW  2011
                   Australia
                   Telecopy:   011-612-9358-7165
                   Telephone: 011-612-9358-7154

                   with a copy to:

                   David Gonski
                   Wentworth Associates
                   Level 23
                   MLC Center
                   Martin Place, Sydney
                   NSW 2000  Australia
                   Telecopy:   (61-2) 9358-7015
                   Telephone:  (61-2) 9358-7312

or, in each case, at such other address as may be specified in writing to the other parties hereto.

          3. REMEDIES. The parties hereto agree that in the event of any violation by any member of the Lowy Family of the provisions of Section 1 of this Agreement, the Company will be irreparably damaged. Accordingly, the Company shall be entitled to an injunction (either preliminary, permanent or both) restraining any violation of the provisions of Section 1 of this Agreement by any member of the Lowy Family or to any other appropriate decree of specific performance. Such remedy shall not be exclusive and shall be in addition to any other remedy that the Company shall have, including, without limitation, recovery of damages.

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          4.  SEVERABILITY.  If any provision of this Agreement is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable, unless to give effect to any such remaining provision or provisions would frustrate the purpose and intention of the parties hereunder. The invalidity of any one or more phrases, sentences, clauses, sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

          5. HEADINGS. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

          6. ENTIRE AGREEMENT. This Agreement, together with all exhibits hereto, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          7. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and both of which shall together constitute one and the same instrument.

          8. GOVERNING LAW. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of New York.

          9. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, executors, administrators and successors.

          10. AMENDMENT; WAIVERS. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought.


                           [Intentionally Left Blank]

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       IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                       WESTFIELD AMERICA, INC.



                                       By: ________________________________
                                           Name:
                                           Title:



                                       ____________________________________
                                                 Frank P. Lowy



                                       ____________________________________
                                                 David H. Lowy



                                       ____________________________________
                                                 Peter S. Lowy



                                       ____________________________________
                                                  Steven M. Lowy

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